                                                                      EXHIBIT 12


                                         COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                            Bell Atlantic Corporation and Subsidiaries


(Dollars in Millions)                                                                       Nine Months Ended September 30, 1999
---------------------------------------------------------------------------------------------------------------------------------
Income before provision for income taxes and extraordinary item                                                         $5,563
Minority interest                                                                                                           83
Income from unconsolidated business                                                                                       (124)
Dividends received from unconsolidated businesses                                                                           84
Interest expense, including interest relating to lease financing activities                                                956
Portion of rent expense representing interest                                                                              140
Amortization of capitalized interest                                                                                        20
                                                                                            ----------------------------------
Income, as adjusted                                                                                                     $6,722
                                                                                            ==================================

Fixed charges:
Interest expense, including interest related to lease financing activities                                              $  956
Portion of rent expense representing interest                                                                              140
Capitalized interest                                                                                                        64
Preferred stock dividend requirement                                                                                        14
                                                                                            ----------------------------------
Fixed charges                                                                                                           $1,174
                                                                                            ==================================

Ratio of Earnings to Fixed Charges                                                                                        5.73
                                                                                            ==================================